Pricing Supplement dated April 25, 2008
           to the Product Prospectus Supplement dated April 11, 2008, the Prospectus dated January 5, 2007 and
                the Prospectus Supplement dated February 28, 2007

       [RBC LOGO]      $2,638,000
                       Royal Bank of Canada
                       Direct Investment Notes Linked to a Basket of Stocks

                                  GENERAL TERMS

         Royal Bank of Canada is offering the direct investment notes linked to the value of an equally-weighted basket of stocks (referred to herein as "direct investment notes" or the "notes") described below, which may be described in greater detail in the product prospectus supplement as well as the prospectus supplement attached to the prospectus. The prospectus dated January 5, 2007, the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated April 11, 2008, describe terms that will apply generally to the direct investment notes, including any notes you purchase. Capitalized terms used but not defined in this pricing supplement shall have the meanings given to them in the product prospectus supplement. In the event of any conflict, this pricing supplement will control. There is a substantial risk that the value of the payment you receive at maturity will be less than the principal amount of your notes and may be zero.

Issuer:                       Royal Bank of Canada ("Royal Bank").

Issue:                        Senior Global Medium-Term Notes, Series C

Underwriter:                  RBC Capital Markets Corporation

Basket: The Notes are linked to the value of an equally-weighted basket (the "Basket") of the common stocks of twenty companies (the "Underlying Stocks" and each, an "Underlying Stock"). Each Underlying Stock has a weighting of 5% of the overall basket. The initial value of the Basket will be calculated based on the closing prices of the Underlying Stocks on the Initial Valuation Date.

                              Underlying Stock                        Ticker     Initial Stock Price
                              ----------------                        ------     -------------------
                              Alaska Air Group, Inc.                    ALK      19.81

                              Washington Mutual, Inc.                   WM       12.69

                              Clearwire Corporation                    CLWR      14.94

                              The Boeing Company                        BA       84.84

                              Precision Castparts Corp.                 PCP      120.59

                              SonoSite, Inc.                           SONO      30.32

                              ZymoGenetics, Inc.                       ZGEN      9.46

                              F5 Networks, Inc.                        FFIV      23.74

                              Nordstrom, Inc.                           JWN      36.61

                              Seabright Insurance Holdings             SEAB      15.50

                              Schnitzer Steel Industries, Inc.         SCHN      87.61

                              Itron, Inc.                              ITRI      102.78

                              Starbucks Corporation                    SBUX      15.86

                              Adobe Systems Incorporated               ADBE      36.89

                              Plum Creek Timber Company, Inc.           PCL      42.65

                              Weyerhaeuser Company                      WY       65.97

                              Electro Scientific Industries, Inc.      ESIO      16.62

                              PACCAR Inc                               PCAR      46.74

                              Banner Corporation                       BANR      23.03

                              Amazon.com, Inc.                         AMZN      80.86

Incorporated risk factors:    The notes are subject to the risks set forth under
                              the heading "Additional Risk Factors Specific to
                              Your Notes" in the product prospectus supplement.

Interest rate (coupon):       We will not pay you interest during the term of
                              your notes.

Minimum Investment:           $1,000 (except for certain non-U.S. investors for
                              whom the minimum investment will be higher).

Denomination:                 $1,000 (except for certain non-U.S. investors for
                              whom the denomination will be higher).

Payment at Maturity:          At maturity, you will receive a cash payment equal
                              to the principal amount of your notes, multiplied by the Participation Rate, multiplied by (1 +
                              Percentage Change + Basket Dividend Yield).

                              You could lose some or a substantial amount of your principal amount invested if there has been a decline in the value of the Underlying Stocks at maturity or if the value of the Underlying Stocks has not increased sufficiently such that the payment at maturity, including the Basket Dividend Yield, is greater than the principal amount of the notes plus any applicable premium payable upon purchase thereof.

Participation Rate:           97.25%

Offer Price to Investors:     100% of the principal amount.

Percentage Change:            The Percentage Change is equal to the
                              equal-weighted return of the Underlying Stocks.
                              The Percentage Change is the amount determined by
                              (i) adding together the result, for each of the Underlying Stocks, of (a) the Final Stock Price minus the Initial Stock Price, divided by (b) the Initial Stock Price and (ii) dividing that sum by the number of Underlying Stocks in the basket.

Basket Dividend Yield:        The Basket Dividend Yield is equal to the sum of
                              the Dividend Yields for each of the Underlying
                              Stocks, divided by the number of Underlying Stocks in the basket.

Dividend Yield:               For any Underlying Stock, 100% of the gross cash
                              dividends and distributions per share of such Underlying Stock declared by the related issuer to holders of record of a share of such Underlying
                              Stock where the date that the shares of such Underlying Stock have commenced trading ex-dividend on the relevant exchange occurs during the period from and excluding the Pricing Date(s) to and including the Valuation Date(s) and expressed as a percentage of the Initial Stock
                              Price for that Underlying Stock.

Pricing Date(s):              April 25, 2008

Settlement Date:              April 30, 2008

Valuation Date(s):            May 26, 2009

Maturity Date:                May 29, 2009

Term:                         The term of your notes is approximately thirteen
                              (13) months.

Special features of the       None.
notes:

Initial Stock Prices:         The closing price of the Underlying Stocks on the
                              Pricing Date(s), subject to anti-dilution adjustment.

Final Stock Prices:           The closing price of the Underlying Stocks on the
                              Valuation Date(s).

Determination of Underlying   The prices of the Underlying Stocks on any trading
Stock Prices:                 day will equal the official closing price of that
                              Underlying Stock or any successor stock thereto
                              (as described in the product prospectus
                              supplement) published following the regular official weekday close of trading for such stock on that trading day. In certain circumstances, the prices for the Underlying Stocks will be based on an alternate calculation of that Underlying Stocks described under "Specific Terms of the Notes--Consequences of Market Disruption Events" in the product prospectus supplement.

U.S. tax treatment:           The United States federal income tax consequences
                              of your investment in the notes are uncertain. By purchasing the notes, you agree (in the absence of a change in law, an administrative determination or a judicial ruling to the contrary) to treat your notes as a pre-paid cash-settled forward contract with respect to the Underlying Stock for U.S. federal income tax purposes. If your notes are so treated, you should generally recognize capital gain or loss upon the sale or maturity of your notes in an amount equal to the difference between the amount you receive at such time and the amount you paid for your notes.

Clearance and Settlement:     DTC global (including through its indirect
                              participants Euroclear and Clearstream, Luxembourg as described under "Description of Debt Securities
                              -- Ownership and Book-Entry Issuance" in the accompanying prospectus).

Currency:                     U.S. dollars.

Listing: The notes will not be listed on any securities exchange or quotation system.

CUSIP:                        78008E6X0

Calculation Agent:            The Bank of New York, as successor to the
                              corporate trust business of JPMorgan Chase Bank, N.A.

Terms Incorporated In the     All of the terms appearing above the item
Master Note:                  captioned "Listing" on the cover page of this
                              pricing supplement and the terms appearing under the caption "Additional Terms of the Principal
                              Protected Notes" in the product prospectus supplement with respect to direct investment notes dated April 14, 2008.

Your investment in the notes involves certain risks. See "Additional Risk Factors Specific to Your Notes" beginning on page PS-1 to read about investment risks relating to the direct investment notes. Unless otherwise specified in the relevant pricing supplement, the principal of the direct investment notes is not protected and you could lose your entire investment.

The price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you will experience an immediate and substantial decline in the value of your notes on the issue date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed upon the accuracy of this pricing supplement or the accompanying prospectus and prospectus supplement. Any representation to the contrary is a criminal offense.

                                                                                              Per note           Total
                                                                                              --------           -----
Price to public.......................................................................     100.00%          $2,638,000
Underwriting discounts and commission.................................................     2.00%            $52,760
Proceeds to Royal Bank................................................................     98.00%           $2,585,240

RBC Capital Markets Corporation, which we refer to as RBCCM, acting as agent for Royal Bank of Canada, received a commission of approximately $20.00 per $1,000 principal amount note and used a portion of that commission to allow selling concessions to other dealers of approximately $20.00 per $1,000 principal amount note. The price of the notes also included a profit of $7.50 per $1,000 principal amount earned by Royal Bank of Canada in hedging its exposure under the notes. The commission received by RBCCM, which includes concessions to be allowed to other dealers, and the hedging profits of Royal Bank Canada was $27.50 per $1,000 principal amount note.

The price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you will experience an immediate and substantial decline in the value of your notes on the issue date.

We may use this pricing supplement in the initial sale of a direct investment note. In addition, RBC Capital Markets Corporation or another of our affiliates may use this pricing supplement in a market-making transaction in a direct investment note after its initial sale. Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction.

The notes will not constitute deposits insured under the Canada Deposit Insurance Corporation or by the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality.

                         ADDITIONAL TERMS OF YOUR NOTES

You should read this pricing supplement together with the accompanying product prospectus supplement dated April 11, 2008, the accompanying prospectus, dated January 5, 2007 and the accompanying prospectus supplement, dated February 28, 2007. The information in the accompanying product prospectus supplement, prospectus and prospectus supplement is supplemented by, and to the extent inconsistent therewith replaced and superseded by, the information in this pricing supplement. You should carefully consider, among other things, the matters set forth under "Additional Risk Factors Specific to your Notes" in the product prospectus supplement and the matters set forth under "Risk Factors" in the prospectus supplement dated February 28, 2007 as direct investment notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the direct investment notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated April 11, 2008:
     http://www.sec.gov/Archives/edgar/data/1000275/000121465908000822/
     f41080424b3.txt

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.


                              Hypothetical Returns

The examples set out below are for illustration purposes only. The prices and dividend yields of the Underlying Stocks are not estimates or forecasts of the initial stock prices and final stock prices or dividend yields of the Underlying Stocks on which the calculation of the Percentage Change, Basket Dividend Yield and payment at maturity, will depend. All examples assume that a holder has purchased notes with an aggregate Principal Amount of $10,000 and that no market disruption event has occurred.


Example 1-- Calculation of the Payment at Maturity where Percentage Change is greater than 100% indicating that the value of the Basket has increased.

It is assumed that the Initial Stock Price, the Final Stock Price and the Basket Dividend Yield of the Underlying Stocks are as illustrated below. The Payment at Maturity would be calculated as follows:

       ---------------------------------------------------------------------
                         Initial        Final                      Basket
         Underlying       Stock         Stock       Percentage    Dividend
           Stock          Price         Price         Change       Yield
       ---------------------------------------------------------------------
          Stock A        $27.14        $32.57          120%        0.00%
       ---------------------------------------------------------------------
          Stock B        $59.00        $66.08          112%        1.83%
       ---------------------------------------------------------------------
          Stock C        $48.95        $44.06           90%        0.00%
       ---------------------------------------------------------------------
          Stock D        $68.49        $78.08          114%        0.00%
       ---------------------------------------------------------------------
          Stock E        $40.68        $47.19          116%        0.49%
       ---------------------------------------------------------------------
          Stock F        $46.28        $66.64          144%        1.12%
       ---------------------------------------------------------------------
          Stock G        $26.26        $33.61          128%        0.95%
       ---------------------------------------------------------------------
          Stock H        $36.78        $34.94           95%        0.73%
       ---------------------------------------------------------------------

       ---------------------------------------------------------------------
          Stock I        $19.61        $27.45          140%        1.02%
       ---------------------------------------------------------------------
          Stock J       $501.71       $722.46          144%        0.00%
       ---------------------------------------------------------------------
          Stock K        $37.95        $46.30          122%        0.00%
       ---------------------------------------------------------------------
          Stock L        $42.18        $62.43          148%        1.33%
       ---------------------------------------------------------------------
          Stock M        $39.03        $52.69          135%        1.13%
       ---------------------------------------------------------------------
          Stock N        $19.68        $19.29          98%         0.61%
       ---------------------------------------------------------------------
          Stock O        $39.72        $33.76          85%         0.00%
       ---------------------------------------------------------------------
          Stock P        $29.14        $41.96          144%        0.00%
       ---------------------------------------------------------------------
          Stock Q        $50.61        $61.74          122%        0.47%
       ---------------------------------------------------------------------
          Stock R         $4.36         $4.97          114%        0.00%
       ---------------------------------------------------------------------
          Stock S        $32.57        $30.94          95%         0.00%
       ---------------------------------------------------------------------
          Stock T        $65.68        $72.25          110%        0.00%
       ---------------------------------------------========================
                                                     2376.00%      9.68%
       ---------------------------------------------------------------------


                                           1
                   Percentage Change    = -- x 2376.00%
                                          20

                                        = 118.80%

                                           1
               Basket Dividend Yield    = -- x 9.68%
                                          20

                                        = 0.48%

                 Payment at Maturity    = 97.25%x$10,000x(Percentage Change +
                                          Basket Dividend Yeild)

                                        = $9,725x(118.80% + 0.48%)

                                        = $11,599.98

      $11,599.98 returned at maturity, resulting in a 15.99% return on the note.

Example 2-- Calculation of the Payment at Maturity where Percentage Change is less than 100% (indicating that the value of the Basket has declined).

It is assumed that the Initial Stock Price, the Final Stock Price and the Basket Dividend Yield of the Underlying Stocks are as illustrated below. The Payment at Maturity would be calculated as follows:


       ---------------------------------------------------------------------
                         Initial        Final                      Basket
         Underlying       Stock         Stock      Percentage     Dividend
           Stock          Price         Price        Change        Yield
       ---------------------------------------------------------------------
          Stock A         $27.14       $25.78          95%         0.00%
       ---------------------------------------------------------------------
          Stock B         $59.00       $56.64          96%         1.83%
       ---------------------------------------------------------------------
          Stock C         $48.95       $44.06          90%         0.00%
       ---------------------------------------------------------------------
          Stock D         $68.49       $41.09          60%         0.00%
       ---------------------------------------------------------------------
          Stock E         $40.68       $39.87          98%         0.49%
       ---------------------------------------------------------------------
          Stock F         $46.28       $48.59         105%         1.12%
       ---------------------------------------------------------------------
          Stock G         $26.26       $25.21          96%         0.95%
       ---------------------------------------------------------------------
          Stock H         $36.78       $34.94          95%         0.73%
       ---------------------------------------------------------------------
          Stock I         $19.61       $19.22          98%         1.02%
       ---------------------------------------------------------------------
          Stock J        $501.71      $722.46         144%         0.00%
       ---------------------------------------------------------------------

       ---------------------------------------------------------------------
          Stock K         $37.95       $46.30         122%         0.00%
       ---------------------------------------------------------------------
          Stock L         $42.18       $25.31          60%         1.33%
       ---------------------------------------------------------------------
          Stock M         $39.03       $27.32          70%         1.13%
       ---------------------------------------------------------------------
          Stock N         $19.68       $19.29          98%         0.61%
       ---------------------------------------------------------------------
          Stock O         $39.72       $33.76          85%         0.00%
       ---------------------------------------------------------------------
          Stock P         $29.14       $23.31          80%         0.00%
       ---------------------------------------------------------------------
          Stock Q         $50.61       $32.90          65%         0.47%
       ---------------------------------------------------------------------
          Stock R          $4.36        $4.67         107%         0.00%
       ---------------------------------------------------------------------
          Stock S         $32.57       $30.94          95%         0.00%
       ---------------------------------------------------------------------
          Stock T         $65.68       $66.99         102%         0.00%
       ---------------------------------------------========================
                                                    1861.00%       9.68%
       ---------------------------------------------========================


                                           1
                   Percentage Change    = -- x 1861.00%
                                          20

                                        = 93.05%

                                           1
               Basket Dividend Yield    = -- x 9.68%
                                          20

                                        = 0.48%

                 Payment at Maturity    = 97.25%x$10,000x(Basket Change +
                                          Basket Dividend Yeild)

                                        = $9,725x(93.05% + 0.48%)

                                        = $9,095.79

      $9,095.79 returned at maturity, resulting in a -9.04% return on the note.

Historical Performance of the Basket

     The total performance of the Basket, which includes both price return and dividend income, over a twelve (12) month period commencing on April 25, 2007 and ending on April 25, 2008 is shown below. During this period, the Basket realized a total return of -19.22%, dividend income included. Assuming that the value of the Basket for the period beginning on April 25, 2007 was 100, the value of the Basket on April 25, 2008 would have been 80.78, which would equate to a total return of -19.22%, dividend income included. By comparison, during the same period, the S&P 500 Index realized a total return of approximately -6.53%, dividend income included. The following graphs present the performance of the Basket as well as the S&P 500 during this period.



                              Indexed Total Return
                           Apr 25, 2007 - Apr 25, 2008
                                    ---ELN 86
                                 [CHART OMITTED]



                                     S&P 500
                           Apr 25, 2007 - Apr 25, 2008
                                 [CHART OMITTED]

The information above is provided to help you evaluate the historical behavior of the Basket so that you can make an informed decision with respect to an investment in the notes. Historical performance of the Underlying Stocks does not predict future performance of the Underlying Stocks or the notes. The source of the data displayed in these charts is Factset Research Systems Inc. and its accuracy cannot be guaranteed.

Information Regarding the Issuers of the Common Stocks and Other Equity Securities Comprising the Basket

         Each of the common stocks comprising the Basket is registered under the Securities Exchange Act of 1934 (the "Exchange Act"). Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding each of the common stocks comprising the Basket may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

         The following information regarding each of the issuers of the common stocks comprising the Basket is derived from reports filed by these issuers with the SEC and other publicly available information.

         We make no representation or warranty as to the accuracy or completeness of reports filed by the issuers with the SEC, information published by them on their websites or in any other format, information about them obtained from any other source or the information provided below.

     o Alaska Air Group, Inc. (Air Group) is a holding company with two principal subsidiaries: Alaska Airlines, Inc. (Alaska) and Horizon Air Industries, Inc. (Horizon). Through these subsidiaries, the Company provide passenger air service to approximately 25 million passengers per year to nearly 100 destinations. Alaska operates an all-jet fleet with an average passenger trip length of 1,051 miles. As of December 31, 2007, Alaska's operating fleet consisted of 115 jet aircraft. Horizon is a regional airline, operates turboprop and jet aircraft, and its average passenger trip is 386 miles. As of December 31, 2007, Horizon's operating fleet consisted of 21 jets and 49 turboprop aircraft. Alaska and Horizon integrate their flight schedules to provide connections between most points served by their systems.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-08957

     o Washington Mutual, Inc. (Washington Mutual) is a consumer and small business banking company with operations in United States markets. The Company is a savings and loan holding company. It owns two banking subsidiaries, Washington Mutual Bank (WMB) and Washington Mutual Bank fsb (WMBfsb), as well as numerous non-bank subsidiaries. The Company operates in four segments: the Retail Banking Group, which operates a retail bank network of 2,257 stores in California, Florida, Texas, New York, Washington, Illinois, Oregon, New Jersey, Georgia, Arizona, Colorado, Nevada, Utah, Idaho and Connecticut; the Card Services Group, which operates a nationwide credit card lending business; the Commercial Group, which conducts a multi-family and commercial real estate lending business in selected markets, and the Home Loans Group, which engages in nationwide single-family residential real estate lending, servicing and capital markets activities.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-114667.

     o Clearwire Corporation builds and operates wireless broadband networks that enable Internet communications. Its wireless broadband networks cover entire communities and deliver a high-speed Internet connection that not only creates a new communications path into the home or office, but also provides a broadband connection anytime and anywhere within its coverage area. It offers services in both domestic and international markets. The Company's services consist primarily of providing wireless broadband connectivity, but in some of its domestic markets, it also offers voice-over Internet protocol (VoIP) telephony services. Its service revenue accounted for all its revenues uring the year ended December 31, 2007.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-33349.

     o The Boeing Company (Boeing) is involved in the design, development, manufacture, sale and support of commercial jetliners, military aircraft, satellites, missile defense, human space flight, and launch systems and services. The Company operates in five principal segments:
          Commercial Airplanes, Precision Engagement and Mobility Systems (PE&MS), Network and Space Systems (N&SS), Support Systems and Boeing Capital Corporation (BCC). PE&MS, N&SS and Support Systems comprise the Company's Integrated Defense Systems (IDS) business. The Other segment classification principally includes the activities of Engineering, Operations and Technology, an advanced research and development organization focused on technologies, processes and the creation of new products. On July 8, 2007, Boeing unveiled its lightweight, carbon-composite 787 Dreamliner.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00442.

     o Precision Castparts Corp. (PCC) manufactures complex metal components and products, investment castings, forgings and fasteners/fastener systems for aerospace and industrial gas turbine (IGT) applications. The Company also provides investment castings and forgings for general industrial, automotive, armament, medical and other applications; specialty alloys, waxes and metal processing solutions for the investment casting industry; metal-injection-molded and ThixoFormed parts for automotive and other markets; sewer systems, and metalworking tools for the fastener market and other applications. PCC manufactures its metal components and products in three business segments: Investment Cast Products, Forged Products and Fastener Products. During the fiscal year ended April 1, 2007 (fiscal 2007), PCC acquired Cherry Aerospace LLC, GSC Foundries, Inc., Special Metals Corporation. On April 3, 2007, PCC completed the purchase of substantially all of the assets of McWilliams Forge Company, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-10348.

     o SonoSite, Inc. specializes in the development of hand-carried ultrasound (HCU) systems for use in a variety of medical specialties in a range of clinical settings. The Company designs its products for applications where ultrasound has not typically been used, such as emergency medicine, surgery, critical care, internal medicine and vascular access procedures, as well as for imaging in traditional applications, such as radiology, cardiology, vascular medicine and obstetrics and gynecology (OB/Gyn). Its product portfolio consists of the M-Turbo system, the S Series ultrasound tools, the MicroMaxx system, the TITAN system, the 180 series and the iLook series. In July 2007, the Company acquired LumenVu, Inc.

          o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-23791.

     o Zymogenetics, Inc. is focused on the discovery, development, manufacture and commercialization of therapeutic proteins for the treatment of human diseases. The Company's therapeutic focus is in the areas of hemostasis, inflammatory and autoimmune diseases, cancer and viral infections. Its first internally developed product candidate, RECOTHROM Thrombin ((also referred to as rThrombin), topical (Recombinant), was approved by the United States Food and Drug Administration (FDA) on January 17, 2008, for use as a topical hemostat to control moderate bleeding during surgical procedures and is being marketed in the United States.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-33489.

     o F5 Networks, Inc. is a provider of application delivery networking products that ensure the security, optimization and availability of applications for any user, anywhere. The Company's core technology is software for application delivery networking, including application security, secure remote access and WAN optimization. All of its products are systems that integrate its software with purpose-built hardware that combines commodity components with its custom application specific integrated circuits (ASICs). The Company's BIG-IP product family supports a growing number of features and functions as software modules, including Global Traffic Manager (GTM), Link Controller, Application Security Manager (ASM) and WebAccelerator. It also sells FirePass, WANJet and WebAccelerator as separate, standalone appliances. The core of these products is its full-proxy traffic management operating system (TMOS). In September 2007, the Company acquired Acopia Networks, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 0000-26041.

     o Nordstrom, Inc. is a fashion specialty retailer that offers a selection of apparel, shoes, cosmetics and accessories for women, men and children. As of February 2, 2008, the Company operated 157 stores located in 28 states in the United States. Nordstrom, Inc. offers a selection of brand name and private label merchandise. It offers its products through multiple channels including full-line Nordstrom stores, discount Nordstrom Rack stores, Jeffrey boutiques, catalogs and on the Internet at www.nordstrom.com. The Company's stores are located throughout the United States. In addition, it offers its customers a variety of payment products and services including its loyalty program. Its stores are located throughout the United States and the Company has 37 Faconnable boutiques located in France, Portugal, and Belgium. Nordstrom, Inc. operates in four business segments: Retail Stores, Credit, Direct and Other.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-15059.

     o SeaBright Insurance Holdings, Inc. (SeaBright) is a provider of multi-jurisdictional workers' compensation insurance. The Company is licensed in 45 states and the District of Columbia to write workers' compensation insurance. It focuses on employers with complex workers' compensation exposures, and provides coverage under multiple state and federal acts, applicable common law or negotiated agreements. SeaBright also provides traditional state act coverage in select markets. SeaBright provides workers' compensation insurance customers, such as maritime employers with complex coverage needs over land, shore and navigable waters; employers, particularly in the construction industry in California, who are party to collectively bargained workers' compensation agreements that provide for settlement of claims out of court in a negotiated process, and employers who are obligated to pay insurance benefits specifically under state workers' compensation laws.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-51124.

     o Schnitzer Steel Industries, Inc. is a recycler of ferrous and non-ferrous metals. The Company is a recycler of used and salvaged vehicles and a manufacturer of finished steel products. It provides an end of life cycle solution for a variety of products, through its vertically integrated businesses, including processing auto bodies and other metal products, resale of used auto parts and manufacturing scrap metal into finished steel products. The Company operates in three business segments: the Metals Recycling Business (MRB), the Auto Parts Business (APB) and the Steel Manufacturing Business (SMB). In December 2006, the Company acquired a metals recycling business to provide additional sources of scrap metal for the mega-shredder in Everett, Massachusetts. In May 2007, the Company acquired two metals recycling businesses that separately provide scrap metal to the Everett, Massachusetts and Tacoma, Washington facilities.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-22496.

     o Itron, Inc. (Itron) provides a portfolio of products and services to utilities for the energy and water markets throughout the world. The Company is a provider of metering, data collection and software. In April 2007, Itron acquired Actaris Metering Systems SA (Actaris). Itron has two business segments: Itron North America and Actaris. Itron North America generates the majority of its revenue in the United States and Canada, and offers electric meters, electric, gas and water automated meter reading (AMR) and advanced metering infrastructure (AMI) systems, software and services. Actaris generates the majority of its revenue in Europe, Africa, South America and Asia, and offers electric, gas and water meters, AMR systems and services.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-22418.

     o Starbucks Corporation (Starbucks) purchases and roasts whole bean coffees and sells them, along with fresh, rich-brewed coffees, Italian-style espresso beverages, cold blended beverages, a variety of complementary food items, coffee-related accessories and equipment, a selection of premium teas and a line of compact discs, primarily through Company-operated retail stores. Starbucks also sells coffee and tea products and licenses its trademark through other channels, and through certain of its equity investees, the Company produces and sells ready-to-drink beverages, which include, among others, bottled Frappuccino beverages and Starbucks DoubleShot espresso drinks, and a line of superpremium ice creams. All channels outside the Company-operated retail stores are collectively known as Specialty Operations. Its brand portfolio includes superpremium Tazo teas, Starbucks Hear Music compact discs, Seattle's Best Coffee and Torrefazione Italia coffee.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-20322.

     o Adobe Systems Incorporated is a diversified software company. The Company offers a line of business and mobile software and services used by professionals, designers, knowledge workers, high-end consumers, original equipment manufacturer (OEM) partners, developers and enterprises for creating, managing, delivering and engaging with compelling content and experiences across multiple operating systems, devices and media. Adobe distributes its products through a network of distributors and dealers, value-added resellers (VARs), systems integrators, independent software vendors (ISVs) and OEMs, direct to end users and through its own Website at www.adobe.com. The Company also licenses its technology to hardware manufacturers, software developers and service providers, and it offers integrated software solutions to businesses of all sizes. Adobe has operations in the Americas, Europe, Middle East and Africa (EMEA) and Asia.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-15175.

     o Plum Creek Timber Company, Inc. (Plum Creek) is a private timberland owner in the United States, with eight million acres of timberlands located in 18 states. The Company's timberlands are diversified, not only geographically, but also by species mix and age distribution. Plum Creek manages its timberlands in two business segments: the Northern Resources Segment, consisting of timberlands in Maine, Michigan, Montana, New Hampshire, Oregon, Washington, West Virginia and Wisconsin, and the Southern Resources Segment, consisting of timberlands in Alabama, Arkansas, Florida, Georgia, Louisiana, Mississippi, North Carolina, Oklahoma, South Carolina and Texas. In addition, the Company's Other Segment includes its natural resource businesses that focus on opportunities relating to mineral extraction, natural gas production and communication and transportation rights of way resulting from its property ownership.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-10239.

     o Weyerhaeuser Company is an integrated forest products company. The Company's business segments are Timberlands, which includes logs, chips and timber; Wood Products, which includes softwood lumber, engineered lumber, structural panels, hardwood lumber, and building materials distribution; Cellulose Fibers, which comprises pulp and liquid packaging board; Containerboard, Packaging and Recycling, which comprises containerboard, packaging and recycling; Real Estate, which comprises real estate development, construction and sales, and Corporate and Other. The Company grows and harvests trees, builds homes, and makes wood and paper products. It has operations in 13 countries and has customers worldwide. The Company manages 22 million acres of forests. On March 7, 2007, the Company's fine paper operations and related assets were divested.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-04825.

     o Electro Scientific Industries, Inc. (ESI) and its subsidiaries provide high-technology manufacturing systems to the global electronics market, including advanced laser-based systems that are used to microengineer semiconductor device features in high-volume production environments. The Company's customers are primarily manufacturers of semiconductors, passive electronic components and electronic interconnect devices. It is a supplier of photonic microengineering systems that allow electronics manufacturers to physically alter select device features during high-volume production. Photonic microengineering consists of a set of precise fine-tuning processes that require application-specific laser systems able to meet semiconductor and microelectronics manufacturers' exacting performance and productivity requirements. On July 20, 2007, it acquired New Wave Research, Incorporated (NWR).

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-12853.

     o PACCAR Inc operates through two segments: design, manufacture and distribution of light-, medium- and heavy-duty trucks and related aftermarket distribution of parts, and finance and leasing services provided to customers and dealers. The Company's finance and leasing activities are principally related to Company products and associated equipment. Other manufactured products include industrial winches.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-14817.

     o Banner Corporation (BANR) is a bank holding company. BANR is primarily engaged in the business of planning, directing and coordinating the business activities of its wholly owned subsidiaries, Banner Bank and, subsequent to May 1, 2007, Islanders Bank. Banner Bank is a regional bank, which offers a variety of commercial banking services and financial products to individuals, businesses and public sector entities in its primary market areas. Islanders Bank is a community bank, which offers similar banking services to individuals, businesses and public entities located in the San Juan Islands. On May 1, 2007, the Company completed the acquisition of F&M Bank (F&M) Spokane, Washington. On May 1, 2007, BANR also completed the acquisition of San Juan Financial Holding Company (SJFHC), the parent company of Islanders Bank, Friday Harbor, Washington. On October 10, 2007, it completed the acquisition of NCW Community Bank (NCW), Wenatchee, Washington.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-26584.

     o Amazon.com, Inc. (Amazon.com) operates retail Websites, which enables its consumer customers to find and discover anything they might want to buy online. The Company's retail Websites include www.amazon.de, www.amazon.fr, www.amazon.co.jp, www.amazon.co.uk and the Joyo Amazon Websites at www.joyo.cn and www.amazon.cn. Amazon.com has organized its operations into two principal segments: North America and International. The North America segment includes Websites, such as www.amazon.com , www.amazon.ca , www.shopbop.com and www.endless.com. The International segment includes www.amazon.co.uk , www.amazon.de , www.amazon.co.jp and www.amazon.fr. In March 2008, the Company announced the completion of its acquisition of Audible, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-22513.

                             Historical Information

The graphs below set forth the historical performances of the Underlying Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Underlying Stock. The information provided in each table is for the second, third and fourth calendar quarters of 2004, the four quarters of 2005, 2006 and 2007, the first quarter of 2008 as well as for the period from April 1, 2008 through April 25, 2008. (No price provided in the table for a particular period indicates that such Underlying Stock was not traded at such time.)

         We obtained the information regarding the historical performance of the Underlying Stocks in the charts below from Bloomberg Financial Markets and FactSet Research Systems Inc.

         We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and FactSet Research Systems Inc. The historical performance of the Underlying Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of each Underlying Stock on the Valuation Date. We cannot give you assurance that the performance of each Underlying Stock will result in any return in addition to your initial investment.

                              Alaska Air Group Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start           Period-End          Underlying Stock        Underlying Stock          the Underlying
       Date                  Date                 in ($)                  in ($)                 Stock in ($)
       ----                  ----                 ------                  ------                 ------------
     4/1/2004             6/30/2004                27.17                   19.26                    23.87
     7/1/2004             9/30/2004                25.7                    18.74                    24.78
    10/1/2004            12/31/2004                33.67                   22.93                    33.49

     1/1/2005             3/31/2005                34                      27.45                    29.44
     4/1/2005             6/30/2005                31.5                    25.55                    29.75
     7/1/2005             9/30/2005                35.72                   28.38                    29.06
    10/1/2005            12/30/2005                37.86                   28.22                    35.72

     1/1/2006             3/31/2006                36.19                   29.44                    35.45
     4/1/2006             6/30/2006                40.54                   33.86                    39.42
     7/1/2006             9/29/2006                40.2                    33.6                     38.04
    10/1/2006            12/29/2006                45.85                   37.5                     39.5

     1/1/2007             3/31/2007                44.52                   36.56                    38.1
     4/1/2007             6/30/2007                38.99                   25.9                     27.86
     7/1/2007             9/30/2007                29.09                   21.5                     23.09
    10/1/2007            12/31/2007                28                      21.15                    25.01

     1/1/2008             3/31/2008                28.56                   17.44                    19.62
     4/1/2008             4/25/2008                21.04                   17.51                    19.81


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Washington Mutual Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start           Period-End          Underlying Stock        Underlying Stock          the Underlying
       Date                  Date                 in ($)                  in ($)                 Stock in ($)
       ----                  ----                 ------                  ------                 ------------
     4/1/2004             6/30/2004                44.99                   36.8                     38.64
     7/1/2004             9/30/2004                40.88                   37.54                    39.08
    10/1/2004            12/31/2004                42.5                    37.51                    42.28

     1/1/2005             3/31/2005                42.81                   38.7                     39.5
     4/1/2005             6/30/2005                42.97                   37.75                    40.69
     7/1/2005             9/30/2005                43.9                    39.12                    39.22
    10/1/2005            12/30/2005                45.06                   36.64                    43.5

     1/1/2006             3/31/2006                45.6                    41.57                    42.62
     4/1/2006             6/30/2006                47.01                   42.44                    45.58
     7/1/2006             9/29/2006                46.79                   41.03                    43.47
    10/1/2006            12/29/2006                46.38                   42.01                    45.49

     1/1/2007             3/31/2007                46.02                   38.73                    40.38
     4/1/2007             6/30/2007                44.66                   38.76                    42.64
     7/1/2007             9/30/2007                43.85                   31.27                    35.31
    10/1/2007            12/31/2007                36.47                   12.81                    13.61

     1/1/2008             3/31/2008                21.92                    8.72                    10.3
     4/1/2008             4/25/2008                13.90                   10.09                    12.69


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Clearwire Corp.
                                    (07 - 08)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start           Period-End          Underlying Stock        Underlying Stock          the Underlying
       Date                  Date                 in ($)                  in ($)                 Stock in ($)
       ----                  ----                 ------                  ------                 ------------
     4/1/2004             6/30/2004                N/A                     N/A                      N/A
     7/1/2004             9/30/2004                N/A                     N/A                      N/A
    10/1/2004            12/31/2004                N/A                     N/A                      N/A

     1/1/2005             3/31/2005                N/A                     N/A                      N/A
     4/1/2005             6/30/2005                N/A                     N/A                      N/A
     7/1/2005             9/30/2005                N/A                     N/A                      N/A
    10/1/2005            12/30/2005                N/A                     N/A                      N/A

     1/1/2006             3/31/2006                N/A                     N/A                      N/A
     4/1/2006             6/30/2006                N/A                     N/A                      N/A
     7/1/2006             9/29/2006                N/A                     N/A                      N/A
    10/1/2006            12/29/2006                N/A                     N/A                      N/A

     1/1/2007             3/31/2007                27.95                   19.52                    20.47
     4/1/2007             6/30/2007                25.47                   15.81                    24.43
     7/1/2007             9/30/2007                35.41                   19.8                     24.44
    10/1/2007            12/31/2007                24.37                   12.12                    13.71

     1/1/2008             3/31/2008                18.26                   10.1                     14.81
     4/1/2008             4/25/2008                15.59                   12.90                    14.94


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   Boeing Co.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start           Period-End          Underlying Stock        Underlying Stock          the Underlying
       Date                  Date                 in ($)                  in ($)                 Stock in ($)
       ----                  ----                 ------                  ------                 ------------
     4/1/2004             6/30/2004                51.49                   40.31                    51.09
     7/1/2004             9/30/2004                55.24                   46.4                     51.62
    10/1/2004            12/31/2004                55.48                   48.1                     51.77

     1/1/2005             3/31/2005                58.94                   49.52                    58.46
     4/1/2005             6/30/2005                66.85                   56.22                    66
     7/1/2005             9/30/2005                68.38                   62.01                    67.95
    10/1/2005            12/30/2005                72.4                    63.7                     70.24

     1/1/2006             3/31/2006                79.5                    65.9                     77.93
     4/1/2006             6/30/2006                89.58                   76.4                     81.91
     7/1/2006             9/29/2006                84.06                   72.13                    78.85
    10/1/2006            12/29/2006                92.05                   77.77                    88.84

     1/1/2007             3/31/2007                92.24                   84.6                     88.91
     4/1/2007             6/30/2007               101.45                   88.08                    96.16
     7/1/2007             9/30/2007               107.83                   90.08                   104.99
    10/1/2007            12/31/2007               107.15                   85.55                    87.46

     1/1/2008             3/31/2008                87.8399                 71.585                   74.37
     4/1/2008             4/25/2008                85.25                   74.04                    84.84


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Precision Castparts Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start           Period-End          Underlying Stock        Underlying Stock          the Underlying
       Date                  Date                 in ($)                  in ($)                 Stock in ($)
       ----                  ----                 ------                  ------                 ------------
     4/1/2004             6/30/2004                27.39                   20.68                    27.345
     7/1/2004             9/30/2004                30.355                  25.085                   30.025
    10/1/2004            12/31/2004                34.19                   29.685                   32.84

     1/1/2005             3/31/2005                39.875                  31.15                    38.505
     4/1/2005             6/30/2005                39.985                  36.1035                  38.95
     7/1/2005             9/30/2005                53.91                   38.06                    53.1
    10/1/2005            12/30/2005                53.45                   45.59                    51.81

     1/1/2006             3/31/2006                60.66                   48.8                     59.4
     4/1/2006             6/30/2006                68.08                   49.4                     59.76
     7/1/2006             9/29/2006                64.06                   52.46                    63.16
    10/1/2006            12/29/2006                80.9                    61.63                    78.28

     1/1/2007             3/31/2007               105.8                    77.51                   104.05
     4/1/2007             6/30/2007               122.29                  100.29                   121.36
     7/1/2007             9/30/2007               151                     110.82                   147.98
    10/1/2007            12/31/2007               160.73                  131.01                   138.7

     1/1/2008             3/31/2008               142.94                   92.66                   102.08
     4/1/2008             4/25/2008               121                     101.59                   120.59


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                  SonoSite Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start           Period-End          Underlying Stock        Underlying Stock          the Underlying
       Date                  Date                 in ($)                  in ($)                 Stock in ($)
       ----                  ----                 ------                  ------                 ------------
     4/1/2004             6/30/2004                25.15                   18.37                    23.99
     7/1/2004             9/30/2004                27.31                   20.92                    26.05
    10/1/2004            12/31/2004                34.47                   24.94                    33.95

     1/1/2005             3/31/2005                34.98                   23.36                    25.98
     4/1/2005             6/30/2005                33.46                   24.44                    31.04
     7/1/2005             9/30/2005                37.1                    28.9                     29.68
    10/1/2005            12/30/2005                39.78                   26.96                    35.01

     1/1/2006             3/31/2006                42.14                   33.64                    40.64
     4/1/2006             6/30/2006                41.37                   34.2                     39.04
     7/1/2006             9/29/2006                40.22                   26.56                    28.4
    10/1/2006            12/29/2006                34.08                   27.22                    30.93

     1/1/2007             3/31/2007                33.8                    26.91                    28.26
     4/1/2007             6/30/2007                32.78                   27.25                    31.43
     7/1/2007             9/30/2007                36.93                   26.5                     30.52
    10/1/2007            12/31/2007                37                      30.47                    33.67

     1/1/2008             3/31/2008                39.2                    24.57                    28.43
     4/1/2008             4/25/2008                32.26                   28.49                    30.32


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                ZymoGenetics Inc.
                                    (02 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start           Period-End          Underlying Stock        Underlying Stock          the Underlying
       Date                  Date                 in ($)                  in ($)                 Stock in ($)
       ----                  ----                 ------                  ------                 ------------
     4/1/2004             6/30/2004                19.03                   14.9                     19
     7/1/2004             9/30/2004                19.45                   12.65                    17.44
    10/1/2004            12/31/2004                24.69                   16.66                    23

     1/1/2005             3/31/2005                23.34                   14.57                    15.26
     4/1/2005             6/30/2005                19.2                    14.92                    17.6
     7/1/2005             9/30/2005                20.14                   15.31                    16.5
    10/1/2005            12/30/2005                18.37                   15.73                    17.01

     1/1/2006             3/31/2006                25                      16.81                    21.62
     4/1/2006             6/30/2006                22                      16.51                    18.97
     7/1/2006             9/29/2006                21.3                    15.5                     16.87
    10/1/2006            12/29/2006                18.72                   15.02                    15.57

     1/1/2007             3/31/2007                16.64                   14.09                    15.56
     4/1/2007             6/30/2007                16.8                    14.37                    14.61
     7/1/2007             9/30/2007                14.73                   10.87                    13.05
    10/1/2007            12/31/2007                15.16                   11.52                    11.67

     1/1/2008             3/31/2008                15.23                    8.44                     9.8
     4/1/2008             4/25/2008                10.60                    8.71                     9.46


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                F5 Networks Inc.
                                    (00 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start           Period-End          Underlying Stock        Underlying Stock          the Underlying
       Date                  Date                 in ($)                  in ($)                 Stock in ($)
       ----                  ----                 ------                  ------                 ------------
     4/1/2004             6/30/2004                17.8                    10.925                   13.24
     7/1/2004             9/30/2004                15.64                   10.7                     15.23
    10/1/2004            12/31/2004                24.895                  15.235                   24.36

     1/1/2005             3/31/2005                29.56                   20.625                   25.245
     4/1/2005             6/30/2005                27.005                  20.65                    23.635
     7/1/2005             9/30/2005                25.625                  17.67                    21.735
    10/1/2005            12/30/2005                29.25                   19.75                    28.595

     1/1/2006             3/31/2006                37                      28.1                     36.245
     4/1/2006             6/30/2006                36.465                  21.11                    26.74
     7/1/2006             9/29/2006                30.425                  20.275                   26.86
    10/1/2006            12/29/2006                39.275                  26.15                    37.105

     1/1/2007             3/31/2007                40.425                  33.275                   33.34
     4/1/2007             6/30/2007                43.24                   32.215                   40.3
     7/1/2007             9/30/2007                46.935                  31.42                    37.19
    10/1/2007            12/31/2007                44.55                   25.91                    28.52

     1/1/2008             3/31/2008                28.21                   18.11                    18.17
     4/1/2008             4/25/2008                24.42                   17.70                    23.74


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Nordstrom Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start           Period-End          Underlying Stock        Underlying Stock          the Underlying
       Date                  Date                 in ($)                  in ($)                 Stock in ($)
       ----                  ----                 ------                  ------                 ------------
     4/1/2004             6/30/2004                22.5                    17.425                   21.305
     7/1/2004             9/30/2004                23.15                   18.03                    19.12
    10/1/2004            12/31/2004                23.66                   19.095                   23.365

     1/1/2005             3/31/2005                27.855                  22.71                    27.69
     4/1/2005             6/30/2005                35.1                    24.45                    33.985
     7/1/2005             9/30/2005                37.96                   30.95                    34.32
    10/1/2005            12/30/2005                39                      30.41                    37.4

     1/1/2006             3/31/2006                42.9                    36.3                     39.18
     4/1/2006             6/30/2006                42.17                   33.41                    36.5
     7/1/2006             9/29/2006                43.99                   31.77                    42.3
    10/1/2006            12/29/2006                51.4                    42.11                    49.34

     1/1/2007             3/31/2007                59.7                    49.35                    52.94
     4/1/2007             6/30/2007                56.96                   48.6                     51.12
     7/1/2007             9/30/2007                53.47                   42.7                     46.89
    10/1/2007            12/31/2007                50.51                   30.46                    36.73

     1/1/2008             3/31/2008                40.59                   28                       32.6
     4/1/2008             4/25/2008                36.75                   32.39                    36.61


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        SeaBright Insurance Holdings Inc.
                                    (05 - 08)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start           Period-End          Underlying Stock        Underlying Stock          the Underlying
       Date                  Date                 in ($)                  in ($)                 Stock in ($)
       ----                  ----                 ------                  ------                 ------------
     4/1/2004             6/30/2004                n/a                     n/a                      n/a
     7/1/2004             9/30/2004                n/a                     n/a                      n/a
    10/1/2004            12/31/2004                n/a                     n/a                      n/a

     1/1/2005             3/31/2005                12.6                    10.15                    10.34
     4/1/2005             6/30/2005                12.45                   10.1                     11.43
     7/1/2005             9/30/2005                14.69                   11.23                    12.94
    10/1/2005            12/30/2005                17.94                   11.12                    16.63

     1/1/2006             3/31/2006                18.03                   14.4                     17.42
     4/1/2006             6/30/2006                18.68                   14.31                    16.11
     7/1/2006             9/29/2006                16.18                   12.25                    13.97
    10/1/2006            12/29/2006                18.342                  12.91                    18.01

     1/1/2007             3/31/2007                19.14                   16.5526                  18.4
     4/1/2007             6/30/2007                19.12                   16.89                    17.48
     7/1/2007             9/30/2007                19.98                   14.23                    17.07
    10/1/2007            12/31/2007                19.19                   14.4                     15.08

     1/1/2008             3/31/2008                15.39                   13.06                    14.73
     4/1/2008             4/25/2008                15.97                   13.64                    15.50


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                         Schnitzer Steel Industries Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start           Period-End          Underlying Stock        Underlying Stock          the Underlying
       Date                  Date                 in ($)                  in ($)                 Stock in ($)
       ----                  ----                 ------                  ------                 ------------
     4/1/2004             6/30/2004                38.68                   22.6                     33.96
     7/1/2004             9/30/2004                35.79                   26.01                    32.35
    10/1/2004            12/31/2004                38.37                   26.51                    33.93

     1/1/2005             3/31/2005                41.33                   30.06                    33.73
     4/1/2005             6/30/2005                34.73                   21                       23.7
     7/1/2005             9/30/2005                33.26                   23.71                    32.57
    10/1/2005            12/30/2005                35.49                   28.7                     30.59

     1/1/2006             3/31/2006                43.61                   29.75                    42.85
     4/1/2006             6/30/2006                44                      30.5                     35.48
     7/1/2006             9/29/2006                38.69                   30.54                    31.54
    10/1/2006            12/29/2006                42.19                   30.05                    39.7

     1/1/2007             3/31/2007                40.7185                 33.26                    40.17
     4/1/2007             6/30/2007                56.18                   39.88                    47.94
     7/1/2007             9/30/2007                77.7                    46.17                    73.29
    10/1/2007            12/31/2007                77.88                   56.77                    69.13

     1/1/2008             3/31/2008                73.29                   45.1                     71.02
     4/1/2008             4/25/2008                88.76                   71.30                    87.61


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   Itron Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start           Period-End          Underlying Stock        Underlying Stock          the Underlying
       Date                  Date                 in ($)                  in ($)                 Stock in ($)
       ----                  ----                 ------                  ------                 ------------
     4/1/2004             6/30/2004                24.65                   17.75                    22.94
     7/1/2004             9/30/2004                23.0166                 15.93                    17.45
    10/1/2004            12/31/2004                24.45                   16.86                    23.91

     1/1/2005             3/31/2005                30.83                   21.5                     29.64
     4/1/2005             6/30/2005                48.29                   29.21                    44.68
     7/1/2005             9/30/2005                53.9                    43.58                    45.66
    10/1/2005            12/30/2005                49                      37.98                    40.04

     1/1/2006             3/31/2006                62.75                   39.44                    59.85
     4/1/2006             6/30/2006                73.72                   52.58                    59.26
     7/1/2006             9/29/2006                60.46                   44.76                    55.8
    10/1/2006            12/29/2006                57.5                    46.87                    51.84

     1/1/2007             3/31/2007                68.91                   51.15                    65.04
     4/1/2007             6/30/2007                78.72                   64.57                    77.94
     7/1/2007             9/30/2007                96.08                   73.55                    93.07
    10/1/2007            12/31/2007               112.92                   72.78                    95.97

     1/1/2008             3/31/2008               100                      70.48                    90.23
     4/1/2008             4/25/2008               105.99                   90.25                   102.78


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Starbucks Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start           Period-End          Underlying Stock        Underlying Stock          the Underlying
       Date                  Date                 in ($)                  in ($)                 Stock in ($)
       ----                  ----                 ------                  ------                 ------------
     4/1/2004             6/30/2004                22.2                    18.37                    21.745
     7/1/2004             9/30/2004                24.2                    21.025                   22.73
    10/1/2004            12/31/2004                32.13                   22.645                   31.18

     1/1/2005             3/31/2005                31.67                   24.57                    25.83
     4/1/2005             6/30/2005                28.45                   22.29                    25.83
     7/1/2005             9/30/2005                27.195                  23.005                   25.05
    10/1/2005            12/30/2005                32.46                   24.86                    30.01

     1/1/2006             3/31/2006                38.11                   29.9                     37.63
     4/1/2006             6/30/2006                39.88                   34.6                     37.76
     7/1/2006             9/29/2006                38.33                   28.72                    34.05
    10/1/2006            12/29/2006                40.01                   33.61                    35.42

     1/1/2007             3/31/2007                36.61                   28.86                    31.36
     4/1/2007             6/30/2007                32.3                    25.22                    26.24
     7/1/2007             9/30/2007                28.6                    25.63                    26.2
    10/1/2007            12/31/2007                26.92                   19.89                    20.47

     1/1/2008             3/31/2008                21.01                   16.77                    17.5
     4/1/2008             4/25/2008                18.89                   15.39                    15.86


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Adobe Systems Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start           Period-End          Underlying Stock        Underlying Stock          the Underlying
       Date                  Date                 in ($)                  in ($)                 Stock in ($)
       ----                  ----                 ------                  ------                 ------------
     4/1/2004             6/30/2004                23.68                   19.7                     23.25
     7/1/2004             9/30/2004                25.365                  19.66                    24.735
    10/1/2004            12/31/2004                32.24                   24.635                   31.37

     1/1/2005             3/31/2005                34.475                  27.4                     33.585
     4/1/2005             6/30/2005                34.445                  26.565                   28.61
     7/1/2005             9/30/2005                30.4                    25.8                     29.85
    10/1/2005            12/30/2005                39.34                   27.86                    36.96

     1/1/2006             3/31/2006                40.85                   34.91                    34.95
     4/1/2006             6/30/2006                39.87                   27.5                     30.36
     7/1/2006             9/29/2006                38.61                   25.98                    37.46
    10/1/2006            12/29/2006                43.22                   36.69                    41.12

     1/1/2007             3/31/2007                43.95                   37.2                     41.7
     4/1/2007             6/30/2007                44.92                   39.25                    40.15
     7/1/2007             9/30/2007                44.8                    38.54                    43.66
    10/1/2007            12/31/2007                48.47                   39.56                    42.73

     1/1/2008             3/31/2008                43.25                   30.7                     35.59
     4/1/2008             4/25/2008                37.79                   35.36                    36.89


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                         Plum Creek Timber Company Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start           Period-End          Underlying Stock        Underlying Stock          the Underlying
       Date                  Date                 in ($)                  in ($)                 Stock in ($)
       ----                  ----                 ------                  ------                 ------------
     4/1/2004             6/30/2004                33.35                   27.3                     32.58
     7/1/2004             9/30/2004                35.05                   30.44                    35.03
    10/1/2004            12/31/2004                39.45                   34.21                    38.44

     1/1/2005             3/31/2005                39.35                   34.56                    35.7
     4/1/2005             6/30/2005                37.4                    33.4                     36.3
     7/1/2005             9/30/2005                39.14                   34.52                    37.91
    10/1/2005            12/30/2005                39.63                   34.03                    36.05

     1/1/2006             3/31/2006                39.26                   35.51                    36.93
     4/1/2006             6/30/2006                37.57                   33.6                     35.5
     7/1/2006             9/29/2006                36.16                   31.21                    34.04
    10/1/2006            12/29/2006                40                      33.81                    39.85

     1/1/2007             3/31/2007                41.98                   37.13                    39.42
     4/1/2007             6/30/2007                43.14                   38.82                    41.66
     7/1/2007             9/30/2007                46.16                   37.52                    44.76
    10/1/2007            12/31/2007                48.45                   39.83                    46.04

     1/1/2008             3/31/2008                46.1                    37.65                    40.7
     4/1/2008             4/25/2008                43.104                  39.26                    42.65


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Weyerhaeuser Co.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start           Period-End          Underlying Stock        Underlying Stock          the Underlying
       Date                  Date                 in ($)                  in ($)                 Stock in ($)
       ----                  ----                 ------                  ------                 ------------
     4/1/2004             6/30/2004                68.05                   55.06                    63.12
     7/1/2004             9/30/2004                66.5                    57.9                     66.48
    10/1/2004            12/31/2004                68.59                   59.59                    67.22

     1/1/2005             3/31/2005                69.85                   61.8                     68.5
     4/1/2005             6/30/2005                71.85                   61.77                    63.65
     7/1/2005             9/30/2005                69.96                   62.77                    68.75
    10/1/2005            12/30/2005                68.47                   60.62                    66.34

     1/1/2006             3/31/2006                74.5                    65.85                    72.43
     4/1/2006             6/30/2006                75.5                    56.63                    62.25
     7/1/2006             9/29/2006                63.52                   54.25                    61.53
    10/1/2006            12/29/2006                75.5                    60.25                    70.65

     1/1/2007             3/31/2007                87.09                   70.71                    74.74
     4/1/2007             6/30/2007                84.85                   74.17                    78.93
     7/1/2007             9/30/2007                84.287                  59.67                    72.3
    10/1/2007            12/31/2007                78                      66.68                    73.74

     1/1/2008             3/31/2008                73.75                   58.25                    65.04
     4/1/2008             4/25/2008                67.25                   60.07                    65.97


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                       Electro Scientific Industries Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start           Period-End          Underlying Stock        Underlying Stock          the Underlying
       Date                  Date                 in ($)                  in ($)                 Stock in ($)
       ----                  ----                 ------                  ------                 ------------
     4/1/2004             6/30/2004                30.29                   19.02                    28.31
     7/1/2004             9/30/2004                29.86                   16.67                    17.35
    10/1/2004            12/31/2004                20.87                   16.57                    19.76

     1/1/2005             3/31/2005                22.9                    16.66                    19.39
     4/1/2005             6/30/2005                19.68                   16.25                    17.88
     7/1/2005             9/30/2005                23.31                   17.65                    22.36
    10/1/2005            12/30/2005                25.9                    20.63                    24.15

     1/1/2006             3/31/2006                26.78                   21.01                    22.13
     4/1/2006             6/30/2006                22.15                   17.42                    17.99
     7/1/2006             9/29/2006                22.48                   17.23                    20.6
    10/1/2006            12/29/2006                22.356                  18.84                    20.14

     1/1/2007             3/31/2007                22.93                   18.51                    19.24
     4/1/2007             6/30/2007                21.8                    19.03                    20.8
     7/1/2007             9/30/2007                25.64                   20                       23.96
    10/1/2007            12/31/2007                25.29                   18.78                    19.85

     1/1/2008             3/31/2008                20.17                   15.42                    16.48
     4/1/2008             4/25/2008                18.14                   15.78                    16.62


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   Paccar Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start           Period-End          Underlying Stock        Underlying Stock          the Underlying
       Date                  Date                 in ($)                  in ($)                 Stock in ($)
       ----                  ----                 ------                  ------                 ------------
     4/1/2004             6/30/2004                26.9778                 22.6667                  25.7733
     7/1/2004             9/30/2004                30.7778                 23.5333                  30.72
    10/1/2004            12/31/2004                36.1867                 27.5556                  35.7689

     1/1/2005             3/31/2005                36.1689                 30.4444                  32.1733
     4/1/2005             6/30/2005                32.9067                 28.3733                  30.2222
     7/1/2005             9/30/2005                34.0489                 29.4267                  30.1733
    10/1/2005            12/30/2005                32.7067                 28.1333                  30.7689

     1/1/2006             3/31/2006                33.3644                 30.1244                  31.3244
     4/1/2006             6/30/2006                36.84                   30.9067                  36.6133
     7/1/2006             9/29/2006                39.2667                 33.9333                  38.0133
    10/1/2006            12/29/2006                46.1667                 37.7867                  43.2667

     1/1/2007             3/31/2007                52.1533                 42.1533                  48.9333
     4/1/2007             6/30/2007                61.5267                 48.4867                  58.0267
     7/1/2007             9/30/2007                65.7533                 48.02                    56.8333
    10/1/2007            12/31/2007                58.9467                 46.15                    54.48

     1/1/2008             3/31/2008                55.54                   41.1375                  45
     4/1/2008             4/25/2008                50.41                   44.16                    46.74


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                  Banner Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start           Period-End          Underlying Stock        Underlying Stock          the Underlying
       Date                  Date                 in ($)                  in ($)                 Stock in ($)
       ----                  ----                 ------                  ------                 ------------
     4/1/2004             6/30/2004                30.9                    25.54                    29.2
     7/1/2004             9/30/2004                31.79                   26.08                    29.4
    10/1/2004            12/31/2004                34.49                   27.58                    31.19

     1/1/2005             3/31/2005                31.58                   26.31                    26.97
     4/1/2005             6/30/2005                28.89                   24.67                    28.01
     7/1/2005             9/30/2005                31.24                   25.8901                  26.64
    10/1/2005            12/30/2005                32.76                   25.96                    31.2

     1/1/2006             3/31/2006                35.25                   30.5844                  34
     4/1/2006             6/30/2006                40.02                   33.25                    38.54
     7/1/2006             9/29/2006                42.16                   37.5                     41.04
    10/1/2006            12/29/2006                46.71                   39.53                    44.34

     1/1/2007             3/31/2007                45.41                   38.61                    41.55
     4/1/2007             6/30/2007                41.97                   34.06                    34.06
     7/1/2007             9/30/2007                36.39                   27.63                    34.39
    10/1/2007            12/31/2007                36.14                   27.18                    28.73

     1/1/2008             3/31/2008                28.91                   19.9                     23.04
     4/1/2008             4/25/2008                24.68                   20.62                    23.03


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Amazon.com Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start           Period-End          Underlying Stock        Underlying Stock          the Underlying
       Date                  Date                 in ($)                  in ($)                 Stock in ($)
       ----                  ----                 ------                  ------                 ------------
     4/1/2004             6/30/2004                54.7                    40.55                    54.4
     7/1/2004             9/30/2004                54.04                   34.85                    40.86
    10/1/2004            12/31/2004                45.68                   33                       44.29

     1/1/2005             3/31/2005                45.44                   32.82                    34.27
     4/1/2005             6/30/2005                36.99                   30.6                     33.09
     7/1/2005             9/30/2005                46.97                   32.79                    45.3
    10/1/2005            12/30/2005                50.001                  38.72                    47.15

     1/1/2006             3/31/2006                48.58                   35.1391                  36.53
     4/1/2006             6/30/2006                38.84                   31.52                    38.68
     7/1/2006             9/29/2006                38.62                   25.76                    32.12
    10/1/2006            12/29/2006                43.25                   30.58                    39.46

     1/1/2007             3/31/2007                42                      36.3                     39.79
     4/1/2007             6/30/2007                74.72                   39.55                    68.41
     7/1/2007             9/30/2007                94.26                   68.01                    93.15
    10/1/2007            12/31/2007               101.09                   76.5                     92.64

     1/1/2008             3/31/2008                97.43                   61.2                     71.3
     4/1/2008             4/25/2008                82.64                   70.65                    80.86


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Supplemental Plan of Distribution

         We expect that delivery of the Notes will be made against payment for the Notes on or about April 30, 2008, which is the third business day following the Pricing Date(s) (this settlement cycle being referred to as "T+3"). See "Supplemental Plan of Distribution" in the prospectus supplement dated February 28, 2007.

         No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus or prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus and prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus and prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.


                                   $2,638,000

                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

              Direct Investment Notes Linked to a Basket of Stocks







                                 April 25, 2008